Exhibit 99.1

Contact:
Robert Dries
Executive Vice President and
Chief Financial Officer
(502) 627-7950

PHARMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Delivers Strong Sequential Growth in Revenues and Earnings
in Both Institutional Pharmacy and Diversified Pharmacy

Announces Full Year 2017 Guidance

LOUISVILLE, Ky. (February 24, 2017) – PharMerica Corporation (the “Corporation” or the “Company”)  (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the fourth quarter and full year ended December 31, 2016.

	4Q’16 Results	Comparison to 4Q’15	Comparison to 3Q’16
Revenue	$534.4 million	Increase of 2.7%	Increase of 4.3%
Gross profit	$83.7 million	Decrease of 3.5%	Increase of 6.6%
Selling, general and administrative	$54.8 million	Decrease of 1.1%	Increase of 3.2%
Net income	$7.7 million	Decrease of 61.9%	Increase of 5.5%
Diluted earnings per common share	$0.25	Decrease of 62.1%	Increase of 8.7%
Adjusted EBITDA	$35.6 million	Increase of 2.6%	Increase of 13.0%
Adjusted diluted earnings per share	$0.58	Increase of 3.6%	Increase of 31.8%
Generic drug dispensing rate	85.3%	Decrease of 100 basis points	Decrease of 30 basis points

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “The Company delivered strong sequential growth in revenues and earnings for the quarter in both the core Institutional Pharmacy business and Diversified Pharmacy businesses.  In addition, the Company completed two institutional pharmacy acquisitions during the fourth quarter -- Express Care and Stanley -- which primarily serve the fast growing assisted living facility markets in North Carolina and Virginia.  As we have for the past several years, during 2016 we acquired in excess of $100 million in annualized revenues.

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

“For 2017, the Company’s guidance reflects tailwinds from numerous positive developments: first, sequential improvement in Medicare Part D reimbursement based on contracted rates; second, lower cost of goods sold due to successful drug purchasing and cost management efforts in late 2016; third, the full year benefit of acquisitions completed in 2016; and fourth, continued growth in the Diversified Pharmacy businesses.

“Regarding the Diversified Pharmacy businesses, we expect that annualized revenues in the second half of 2017 will be greater than one billion dollars, significantly exceeding previous expectations. Moreover, we expect Diversified Pharmacy revenues in 2017 will be approximately 40% of the Company’s total revenues, as revenue and Adjusted EBITDA are expected to grow approximately 50% and 25%, respectively.  This growth is anticipated in spite of headwinds attributable to the recently enacted 21st Century Cures Act.  Absent this legislation, the Diversified Pharmacy businesses would generate year over year Adjusted EBITDA growth in excess of the growth in revenues.

“As noted above regarding acquisitions, for the past several years we have established and achieved a goal of acquiring $100 million in annual revenues.  For 2017, given a strong acquisition pipeline and pending transactions, we are setting the goal at acquiring annualized revenues of $200 million or more.  We are targeting 75% of this for the Diversified Pharmacy businesses and 25% for the Institutional Pharmacy business.  Notably, our 2017 guidance includes Adjusted EBITDA of approximately $5 million related to pending acquisitions.

Mr. Weishar concluded, “In summary, we are confident in the Company’s long-term strategy and expect to accelerate growth in 2017.  We remain committed to our business diversification and growth strategies, and to generating superior value for all PharMerica shareholders”.

Full Year 2017 Financial Guidance

PharMerica also announces its full year 2017 guidance metrics.  For the full year 2017, PharMerica expects:

•	Revenue in the range of $2.3 billion to $2.4 billion;
•	Adjusted EBITDA in the range of $132.0 million to $142.0 million; and
•	Adjusted diluted earnings per share in the range of $1.75 to $1.95.

With respect to the Company’s full year guidance of Adjusted EBITDA and Adjusted diluted earnings per share, the Company is not able to provide a reconciliation of these non-GAAP financial measures to the most comparable GAAP measure without unreasonable efforts; certain items that are included have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted and, accordingly, the probable significance of such items cannot be determined at this time.  The most comparable GAAP measure and reconciling information that is unavailable, or not reasonably predictable, would include non-recurring and acquisition-related expenses.

Fourth Quarter 2016 Results

The results for the fourth quarter of 2016 are set forth below:

➢	Key Comparisons of Fourth Quarters Ended December 31, 2016 and 2015:

•
Revenues for the fourth quarter of 2016 were $534.4 million compared with $520.6 million for the fourth quarter of 2015; an increase of 2.7%.  The increase in revenues of $13.8 million was driven by significant organic growth and acquisitions in the Company’s diversified pharmacy businesses, partially offset by a 6.7% reduction in prescription volumes in the Institutional Pharmacy business, lower Medicare Part D reimbursement and the impact of 2015 brand-to-generic conversions.

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

•	Gross profit for the fourth quarter of 2016 was $83.7 million compared with $86.7 million in the fourth quarter of 2015.

•
Selling, general and administrative expenses were $54.8 million, or 10.3% of revenues, for the three months ended December 31, 201,6 compared to $55.4 million, or 10.6% of revenues, for the three months ended December 31, 2015. The decrease of $0.6 million was primarily the result of decreases in labor and benefits and professional fees partially offset by an increase in bad debt expense.

•
Net income for the fourth quarter of 2016 was $7.7 million, or $0.25 diluted earnings per share, compared to $20.2 million, or $0.66 diluted earnings per share, for the same period in 2015. Adjusted diluted earnings per share was $0.58 in the fourth quarter of 2016 compared to $0.56 in the fourth quarter of 2015.

•	Adjusted EBITDA for the fourth quarter of 2016 was $35.6 million compared to $34.7 million in the fourth quarter of 2015.

•
Cash flows used in operating activities for the fourth quarter of 2016 were $49.5 million compared with $41.1 million in the fourth quarter of 2015.  The Company has historically used significant cash flows in the fourth quarter of each year as it executes its strategic purchasing strategies.

➢	Key Comparisons of the Years Ended December 31, 2016 and 2015:

	2016 Results	Comparison to 2015
Revenue	$2,091.1 million	Increase of 3.1%
Gross profit	$326 million	Decrease of 2.7%
Selling, general and administrative	$220.6 million	Decrease of 0.9%
Net income	$21.6 million	Decrease of 38.5%
Diluted earnings per common share	$0.69	Decrease of 39.5%
Adjusted EBITDA	$129.2 million	Decrease of 3.0%
Adjusted diluted earnings per share	$1.94	Decrease of 7.6%
Generic drug dispensing rate	86.0%	Unchanged

•
Revenues for the year ended December 31, 2016 were $2,091.1 million compared with $2,028.5 million for the year ended December 31, 2015, an increase of 3.1%. The increase was driven by recent acquisitions, growth in the Company’s diversified pharmacy businesses and branded drug inflation partially offset by a 4.5% reduction in prescription volumes in the Institutional Pharmacy business, lower Medicare Part D reimbursement and the impact of 2015 brand-to-generic conversions.

•
Gross profit for the year ended December 31, 2016 was $326.0 million compared with $335.1 million for the year ended December 31, 2015, a decrease of 2.7%. The decrease in gross profit was due to lower prescription volumes in the Company’s Institutional Pharmacy business and lower Medicare Part D reimbursement partially offset by higher gross profit associated with the Company’s diversified pharmacy businesses.

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

•
Selling, general and administrative expenses were $220.6 million, or 10.5% of revenues, for the year ended December 31, 2016, compared to $222.5 million, or 11.0% of revenues, for the year ended December 31, 2015. The decrease of $1.9 million was due to a decrease in professional fees and bad debt expense partially offset by an increase in labor and benefits.

•
Net income for the year ended December 31, 2016 was $21.6 million, or $0.69 diluted earnings per share, compared to $35.1 million, or $1.14 diluted earnings per share, for the same period in 2015. Adjusted diluted earnings per share was $1.94 for the year ended December 31, 2016 compared to $2.10 for the year ended December 31, 2015.

•	Adjusted EBITDA for the year ended December 31, 2016 was $129.2 million compared with $133.2 million for the year ended December 31, 2015, a decrease of 3.0%.

•
Cash flows provided by operating activities for the year ended December 31, 2016 were $30.8 million compared with $18.5 million for the year ended December 31, 2015. The increase in cash provided by operating activities was primarily due to an increase in accounts payable and a reduction in income taxes receivable, offset by inventory increases as a result of the Company’s purchasing strategies and increases in accounts receivable.

Conference Call

Management will hold an online webcast of its fourth quarter 2016 earnings conference call on Friday, February 24, 2017, at 10:00 a.m. Eastern Time. A seven-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 99 institutional pharmacies, 19 specialty home infusion pharmacies and 4 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations and future potential acquisitions and long-term growth prospects, the Company’s goal of acquiring annualized revenues of $200 million or more in 2017, the Company’s expectation regarding its guidance for 2017, the Company’s expectations regarding prescriptions dispensed, drug purchasing costs, growth in various Company lines of business, contributions from planned and completed acquisitions, future impacts on the Company’s business including organic bed growth, improvement in Medicare Part D reimbursements, lower drug costs, and revenue and EBITDA growth, and the Company’s expectation regarding its ability to deliver long term earnings growth and shareholder value. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, our ability to close on pending acquisition transactions, our ability to integrate future acquisitions, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our former prime vendor agreement with them, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

PHARMERICA CORPORATION
CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended December 31,				Year Ended
	2015		2016		2015		2016
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$520.6	100.0%	$534.4	100.0%	$2,028.5	100.0%	$2,091.1	100.0%

Cost of goods sold	433.9	83.3	450.7	84.3	1,693.4	83.5	1,765.1	84.4

Gross profit	86.7	16.7	83.7	15.7	335.1	16.5	326.0	15.6

Selling, general and administrative expenses	55.4	10.6	54.8	10.3	222.5	11.0	220.6	10.5

Amortization expense	8.0	1.5	9.0	1.7	28.6	1.4	33.7	1.6

Merger, acquisition, integration costs and other charges	6.1	1.2	6.7	1.3	21.3	1.0	20.8	0.9

Settlement, litigation and other related charges	2.0	0.4	2.4	0.4	13.3	0.7	9.6	0.5

Restructuring and impairment charges	0.2	-	(0.2)	-	0.5	-	2.9	0.1

Hurricane Sandy disaster costs (recoveries)	(5.0)	(1.0)	-	-	(4.9)	(0.2)	-	-

Operating income	20.0	3.9	11.0	2.0	53.8	2.6	38.4	1.8

Interest expense, net	1.2	0.3	0.2	-	6.6	0.3	9.5	0.4

Income before income taxes	18.8	3.6	10.8	2.0	47.2	2.3	28.9	1.4

Provision (benefit) for income taxes	(1.4)	(0.3)	3.1	0.6	12.1	0.6	7.3	0.4

Net income	$20.2	3.9%	$7.7	1.4%	$35.1	1.7%	$21.6	1.0%

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Earnings per common share:
Basic	$0.66	$0.25	$1.16	$0.70
Diluted	$0.66	$0.25	$1.14	$0.69

Shares used in computing earnings per common share:
Basic	30,447,228	30,769,641	30,363,588	30,695,411
Diluted	31,009,368	31,205,964	30,767,366	31,157,836

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

PHARMERICA CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	Dec. 31, 2015	Dec. 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$23.1	$5.4
Accounts receivable, net	200.5	235.4
Inventory	155.2	214.7
Deferred tax assets, net	41.8	35.7
Income taxes receivable	10.5	4.7
Prepaids and other assets	52.4	56.5
	483.5	552.4

Equipment and leasehold improvements	218.5	250.9
Accumulated depreciation	(144.0)	(165.1)
	74.5	85.8

Goodwill	371.0	392.3
Intangible assets, net	190.2	187.6
Other long-term assets	32.4	81.4
	$1,151.6	$1,299.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71.7	$107.1
Salaries, wages and other compensation	30.6	32.5
Current portion of long-term debt	11.6	15.6
Other accrued liabilities	27.5	27.1
	141.4	182.3

Long-term debt	413.6	457.8
Other long-term liabilities	56.5	88.7
Deferred tax liabilities	20.7	26.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2015 and 2016	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 33,237,732 and 33,698,269 shares issued as of December 31, 2015 and 2016, respectively	0.3	0.3
Capital in excess of par value	404.6	411.1
Retained earnings	152.1	173.7
Treasury stock at cost, 2,776,875 and 2,916,906 shares at December 31, 2015 and 2016, respectively	(37.6)	(40.9)
	519.4	544.2
	$1,151.6	$1,299.5

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

PHARMERICA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Cash flows provided by (used in) operating activities:
Net income	$20.2	$7.7	$35.1	$21.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.9	6.6	23.1	23.8
Amortization	8.0	9.0	28.6	33.7
Stock-based compensation and deferred compensation	2.4	0.6	7.8	6.9
Amortization of deferred financing fees	0.2	0.2	0.6	0.6
Deferred income taxes	(0.6)	1.0	4.0	9.0
Gain on disposition of equipment	(0.1)	(0.1)	-	-
Gain on acquisition/disposition	(0.4)	(0.6)	(0.4)	(0.6)
Other	(0.1)	0.1	-	0.2
Change in operating assets and liabilities:
Accounts receivable, net	(3.6)	(19.9)	(2.4)	(34.3)
Inventory	(34.0)	(93.2)	(15.9)	(56.7)
Prepaids and other assets	(8.1)	(1.1)	4.2	(1.8)
Accounts payable	(12.1)	34.1	(24.0)	36.4
Salaries, wages and other compensation	(3.8)	4.3	(4.7)	1.8
Other accrued and long-term liabilities	(14.2)	(2.2)	(24.4)	(15.6)
Income taxes payable (receivable)	(0.7)	4.1	(10.7)	7.2
Excess tax benefit from stock-based compensation	(0.1)	(0.1)	(2.4)	(1.4)
Net cash (used in) provided by operating activities	(41.1)	(49.5)	18.5	30.8

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.3)	(7.9)	(23.9)	(34.2)
Hurricane Sandy insurance recovery	3.3	-	3.3	-
Acquisitions, net of cash acquired	(62.7)	(26.3)	(83.6)	(57.6)
Cash proceeds from sale of assets	(0.1)	-	0.1	0.1
Net cash used in investing activities	(65.8)	(34.2)	(104.1)	(91.7)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	(2.8)	(2.9)	(5.6)	(11.3)
Proceeds from long-term debt	-	89.1	-	89.1
Net activity of long-term revolving credit facility	92.0	(3.0)	82.0	(30.5)
Payment of debt issuance costs	-	(0.5)	-	(0.5)
Net activity of capital lease obligations	0.6	(0.1)	0.1	(0.5)
Issuance of common stock	0.1	-	0.8	0.2
Treasury stock, for employee taxes on stock awards	-	-	(4.3)	(3.3)
Excess tax benefit from stock-based compensation	0.1	-	2.4	-
Net cash used in financing activities	90.0	82.6	75.4	43.2

Change in cash and cash equivalents	(16.9)	(1.1)	(10.2)	(17.7)
Cash and cash equivalents at beginning of period	40.0	6.5	33.3	23.1

Cash and cash equivalents at end of period	$23.1	$5.4	$23.1	$5.4

Supplemental information:
Cash paid for interest	$2.3	$2.7	$8.5	$10.6
Cash paid (received) for taxes	$-	$-	$19.4	$(4.8)

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016

Pharmacy data:
Prescriptions dispensed (in thousands)	8,411	7,861	34,124	32,623
Revenue per prescription dispensed	$61.60	$67.98	$59.37	$64.10
Gross profit per prescription dispensed	$10.01	$10.65	$9.75	$9.99

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Net income	$20.2	$7.7	$35.1	$21.6
Add:
Interest expense, net	1.2	0.2	6.6	9.5
Merger, acquisition, integration costs and other charges	6.1	6.7	21.3	20.8
Settlement, litigation and other related charges	2.0	2.4	13.3	9.6
California Medicaid recoupment	(2.5)	-	(2.5)	-
Restructuring and impairment charges	0.2	(0.2)	0.5	2.9
Hurrican Sandy disaster recoveries	(5.0)	-	(4.9)	-
Provision (benefit) for income taxes	(1.4)	3.1	12.1	7.3
Depreciation and amortization expense	13.9	15.7	51.7	57.5
Adjusted EBITDA	$34.7	$35.6	$133.2	$129.2
Adjusted EBITDA margin	6.7%	6.7%	6.6%	6.2%

RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended December 31,		Year Ended December 31
	2015	2016	2015	2016

Diluted earnings per share	$0.66	$0.25	$1.14	$0.69
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.11	0.13	0.43	0.42
Settlement, litigation and other related charges	0.05	0.05	0.27	0.19
California Medicaid recoupment	(0.05)	-	(0.05)	-
Restructuring and impairment charges	-	-	0.01	0.06
Hurricane Sandy disaster recoveries	(0.10)	-	(0.10)	-
Amortization of intangible assets	0.15	0.18	0.57	0.69
Tax impact of the above adjustment on tax provision	(0.26)	(0.03)	(0.17)	(0.11)
Adjusted diluted earnings per share	$0.56	$0.58	$2.10	$1.94

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Adjusted EBITDA	$34.7	$35.6	$133.2	$129.2
Interest expense, net	(1.2)	(0.2)	(6.6)	(9.5)
Merger, acquisition, integration costs and other charges	(0.8)	(8.7)	(27.7)	(33.3)
Provision for bad debt	(1.6)	2.3	7.9	6.3
Amortization of deferred financing fees	0.2	0.2	0.6	0.6
(Gain) Loss on disposition of equipment	(0.1)	(0.1)	-	-
Gain on acquisition	(0.4)	(0.6)	(0.4)	(0.6)
(Provision) benefit for income taxes	1.4	(3.1)	(12.1)	(7.3)
Deferred income taxes	(0.6)	1.0	4.0	9.0
Changes in federal and state income tax payable (receivable)	(0.7)	4.1	(10.7)	7.2
Stock-based compensation and deferred compensation	2.4	0.6	7.8	6.9
Excess tax benefit from stock-based compensation	(0.1)	(0.1)	(2.4)	(1.4)
Changes in assets and liabilities	(74.2)	(80.6)	(75.1)	(76.5)
Other	(0.1)	0.1	-	0.2
Net cash flows provided by operating activities	$(41.1)	$(49.5)	$18.5	$30.8

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as a performance measure.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables contained in this release.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

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PMC Reports Results for the Fourth Quarter and Year Ended 2016

February 24, 2017

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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